UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2012

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On November 30, 2012, Vantiv, Inc. (the “Company”) completed its previously announced acquisition of ecommerce payment processor Litle & Co. LLC (“Litle”). Pursuant to the terms of a Membership Interest Purchase Agreement, dated as of October 26, 2012 (the “Purchase Agreement”), by and among Litle, Litle Holdings LLC (“Seller”), the members of Seller, Thomas J. Litle IV, as members’ representative, and the Company’s majority-owned subsidiaries Vantiv, LLC and National Processing Company, the Company acquired all of the membership interests of Litle for an aggregate purchase price of approximately $361 million in cash. The Company paid the purchase price with cash on hand and a drawdown of $50 million under its existing revolving credit facility.

Item 8.01                                           Other Events.

On November 30, 2012, the Company received an exchange notice from Fifth Third Bank and its subsidiary, FTPS Partners, LLC, which are referred to herein, together with their affiliates, as the Fifth Third investors, that the Company exchange Class B units in the Company’s subsidiary Vantiv Holding, LLC (“Vantiv Holding”) held by the Fifth Third investors pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), that the Company and Vantiv Holding entered into with the Fifth Third investors at the time of the Company’s initial public offering. The exchange notice is in connection with a proposed offering of Class A common stock by the Fifth Third investors. The Company will issue 10,550,000 shares of its Class A common stock, in the aggregate, to the Fifth Third investors (or 11,600,000 shares of Class A common stock, in the aggregate, if the underwriters exercise in full their option to purchase additional shares) in exchange for 10,550,000 Class B units in Vantiv Holding, in the aggregate, held by the Fifth Third investors (or 11,600,000 Class B units, in the aggregate, if the underwriters exercise in full their option to purchase additional shares), which is referred to herein as the Fifth Third exchange, prior to and in connection with the consummation of the offering. The Company filed a registration statement with respect to the proposed offering on November 30, 2012. A copy of the press release announcing the filing of the registration statement and the notice of the Fifth Third exchange is filed as Exhibit 99.1 hereto.

In connection with the Fifth Third exchange, the Company expects to record a liability of approximately $130 million under the tax receivable agreement the Company entered into with the Fifth Third investors at the time of its initial public offering. The approximate liability under the tax receivable agreement assumes the underwriters exercise in full their option to purchase additional shares, is based on the closing share price of the Class A common stock as of November 29, 2012 and will not have an impact on the Company’s statements of income. The liability recorded is subject to change depending on the actual closing share price on the date of the exchange.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time that the registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01                                           Financial Statement and Exhibits.

(d)                                 Exhibits

99.1                        Press Release, dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: November 30, 2012	By:	/s/ Mark L. Heimbouch
		Name:	Mark L. Heimbouch
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated November 30, 2012.